Exhibit 10.1

EXMOVERE HOLDINGS, INC.
WRITTEN CONSENT BY SHAREHOLDERS

REPLACEMENT OF DIRECTOR

In lieu of a special meeting of the shareholders of Exmovere Holdings, Inc., a corporation duly organized in the state of Nevada (the “Company”), the undersigned, representing both a quorum and a holder of the majority of the shares of the Company, take the following actions by written consent; said actions to have the same full force and effect as if adopted at a meeting duly held and called;

WHEREAS, pursuant to Section 2.9 of the Bylaws, any action required or permitted to be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; and in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given; and

WHEREAS, pursuant to Section 7.4 of the Bylaws, the entire Board, or any individual director may be removed from office without assigning any cause by the majority vote or consent of the shareholders entitled to elect directors; and

WHEREAS,  pursuant to Section 7.6 of the Bylaws, vacancies on the Board shall be filled by a majority vote of the remaining members of the Board, though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term;

WHEREAS, William Heath is currently a director of the Company; and

WHEREAS, the Company is desirous of having Mr. Robert Kinssies become an independent director of the Board of the Company and Mr. Kinssies is desirous of becoming an independent director of the Company; and

WHEREAS, Mr. Kinssies has many years of relevant business experience and business contacts that may be extremely beneficial to the future growth and development of the Company;

NOW THEREFORE, BE IT RESOLVED THAT, effective immediately, William Heath is hereby removed as a Director of the Company and the Board of Directors is authorized to vote whether to appoint Mr. Kinssies to fill the vacancy left by Mr. Heath’s removal until the annual meeting; and

The Chief Executive Officer of the Company may take whatever legal steps as he deems necessary to put these resolutions into effect.  This written consent shall be duly recorded in the minutes of the proceedings of the shareholders.

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IN WITNESS WHEREOF, we have each executed this Written Consent of the Shareholders, which may be signed in one or more counterparts, each of which when taken together shall constitute one and the same instrument effective as of the date first executed below.

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